                                                                    EXHIBIT 99.1




   CONTACT: Michael Berman                                FOR IMMEDIATE RELEASE
       (312) 279-1496                                        January 27, 2004



                       MHC REPORTS FOURTH QUARTER RESULTS
                        ACQUISITION PROGRAM MOVES FORWARD

         CHICAGO, IL - JANUARY 27, 2004-- Manufactured Home Communities, Inc. (NYSE: MHC) today announced results for the quarter and year ended December 31, 2003.

         For the fourth quarter of 2003, Funds From Operations (FFO) were $9.7 million or $.34 per share on a fully diluted basis compared to $17.4 million or $.63 per fully diluted share in the same period in 2002. FFO for the fourth quarter of 2003 and for the year ended December 31, 2003 were reduced by approximately $0.29 per share as a result of the Company's $502 million recapitalization. Fourth quarter property operating revenues were $57.8 million compared to $55.8 million in the fourth quarter of 2002. For the fourth quarter of 2003, average occupancy was 90.3 percent and average monthly base rent per site for the Core Portfolio was $425.48, up 4.9 percent from $405.57 in the same period last year.

         For the year ended December 31, 2003, FFO were $60.8 million or $2.17 per share on a fully diluted basis compared to $68.4 million or $2.48 per fully diluted share in the same period in 2002. Property operating revenues for the year ended December 31, 2003 were $228.8 million compared to $223.5 million for the same period of 2002. For the year ended December 31, 2003, average occupancy was 91.2 percent and average monthly base rent per site for the Core Portfolio was $421.49, up 5.1 percent from $401.11 in the same period last year. For the year ended December 31, 2003 the Company had 458 new home sales, a 9 percent increase over the year ended December 31, 2002.

         Net income (loss) available to common stockholders totaled ($268,000) or ($.01) per fully diluted share for the quarter ended December 31, 2003. This compares to the net income available to common stockholders of $16.2 million or $.73 per fully diluted share in the fourth quarter of 2002. Net income available to common stockholders totaled $27 million or $1.20 per fully diluted share for the year ended December 31, 2003 compared to $36.4 million or $1.64 per fully diluted share for the year ended December 31, 2002. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

         The Company's cash balance as of January 20, 2004 after the payment of the $8.00 per share special dividend was $97.5 million. The Company has $110 million of availability under its line of credit.

         MHC's management projects continued growth in 2004 Core property performance. Core base rent rate growth is expected to be approximately 4 percent. Core portfolio operating expenses are expected to grow in excess of CPI due to increases in insurance, real estate taxes and utility expenses. These projections would result in Core NOI growth of approximately 2.5 percent.

         Results for 2004 will be impacted by 1) acquisitions and investments as more fully described below, 2) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain communities, and 3) variability in income from home sales operations.

         Based upon these factors and prior to the impact of the acquisition program, if any, discussed below, MHC continues to project that fully diluted FFO per share will range between $1.70 and $1.75 for the year ended December 31, 2004. Any impact from its acquisition program will increase this expected result.

                               ACQUISITION PROGRAM

         The Company expects to invest in 37 manufactured home and park model resort communities with an equity investment of approximately $140 million with an anticipated equity return of approximately 8.0%.

         In aggregate, these acquisitions and investments will add 37 properties containing 17,040 sites to the Company's existing portfolio. Of these totals, 14 properties containing 7,444 sites are located in Arizona, 12 properties containing 4,612 sites are located in Florida and 11 properties containing 4,984 sites are located in East Coast and Midwest locations. The properties also contain over 2,000 expansion sites. Approximately 70% of the properties are park model or "village" resorts. These properties are generally highly amenitized resorts that are focused on providing sites for the placement of factory built park model homes, as well as sites for recreational vehicle owners.

         The Company expects to close a substantial portion of this activity by June 30, 2004. If all of the investments and acquisitions were completed, pro forma annualized fully diluted FFO from this activity would add in excess of $0.30 per share. There can be no assurances that any of the acquisitions will be completed, or completed by June 30, 2004.

         Commented MHC's CEO and President Thomas P. Heneghan, "We are extremely pleased with the success of the acquisition program. At the time of its initial public offering in February, 1993, the Company had 41 properties and 12,312 sites. Approximately 30% of the Company's assets were age-qualified communities. On a pro forma basis for the acquisition program, the Company would have an interest in 177 properties with over 67,000 sites. The core retirement markets of Florida and Arizona would represent almost 60% of our total sites."

                                                                  PRO FORMA
                                           1993         ACQUISITION PROGRAM
                                         --------       -------------------
                 Properties                    41                       177
                 Sites                     12,312                    67,847
                 FFO per Share              $1.11             $2.00 - $2.05

         The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

         Manufactured Home Communities, Inc. owns or has an interest in 144 quality communities in 21 states consisting of 52,754 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

         A live webcast of the Company's conference call discussing these results will be available via the Company's website in the Investor Info section at www.mhchomes.com at 10:00 a.m. Central today.

                                       ###

         TABLES FOLLOW

                       MANUFACTURED HOME COMMUNITIES, INC.
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)


                                                                  QUARTERS ENDED               TWELVE MONTHS ENDED
                                                             DEC. 31,        DEC. 31,        DEC. 31,        DEC. 31,
                                                               2003            2002            2003            2002
                                                            ----------      ----------      ----------      ----------
PROPERTY OPERATIONS:
  Community base rental income ........................     $   49,243      $   47,576      $  196,919      $  194,640
  Resort base rental income ...........................          3,704           3,722          11,780           9,146
  Utility and other income ............................          4,823           4,533          20,150          19,684
                                                            ----------      ----------      ----------      ----------
     Property operating revenues ......................         57,770          55,831         228,849         223,470

  Property operating and maintenance ..................         16,170          15,781          64,996          62,843
  Real estate taxes ...................................          4,956           4,473          18,917          17,827
  Property management .................................          2,381           2,289           9,373           9,292
                                                            ----------      ----------      ----------      ----------
     Property operating expenses ......................         23,507          22,543          93,286          89,962
                                                            ----------      ----------      ----------      ----------
     Income from property operations ..................         34,263          33,288         135,563         133,508

HOME SALES OPERATIONS:
  Gross revenues from inventory home sales ............         11,548          11,761          36,606          33,537
  Cost of inventory home sales ........................        (10,027)        (10,124)        (31,767)        (27,183)
                                                            ----------      ----------      ----------      ----------
     Gross profit from inventory home sales ...........          1,521           1,637           4,839           6,354
  Brokered resale revenues, net .......................            402             358           1,724           1,592
  Home selling expenses ...............................         (1,916)         (1,608)         (7,360)         (7,664)
  Ancillary services revenues, net ....................            198             (84)            216             522
                                                            ----------      ----------      ----------      ----------
     Income (loss) from home sales and other ..........            205             303            (581)            804

OTHER INCOME AND EXPENSES:
  Interest income .....................................            935             244           1,695             967
  Other corporate income ..............................            435             399           2,065           1,277
  General and administrative ..........................         (2,101)         (2,277)         (8,060)         (8,192)
                                                            ----------      ----------      ----------      ----------
     Operating income (EBITDA) ........................         33,737          31,957         130,682         128,364

  Interest and related amortization ...................        (20,950)        (12,336)        (58,402)        (50,729)
  Income from discontinued operations .................             --             911           1,043           3,286
  Depreciation on corporate assets ....................           (310)           (320)         (1,240)         (1,277)
  Income allocated to Preferred OP Units ..............         (2,813)         (2,813)        (11,252)        (11,252)
                                                            ----------      ----------      ----------      ----------
     FUNDS FROM OPERATIONS (FFO) ......................     $    9,664      $   17,399      $   60,831      $   68,392

  Depreciation on real estate and other costs .........         (9,997)         (9,046)        (38,169)        (36,035)
  Gain on sale of properties ..........................             --          11,744          10,826          13,014
  (Income) loss allocated to Common OP Units ..........             65          (3,917)         (6,474)         (8,926)
                                                            ----------      ----------      ----------      ----------
     NET INCOME (LOSS) ................................     $     (268)     $   16,180      $   27,014      $   36,445
                                                            ==========      ==========      ==========      ==========

NET INCOME (LOSS) PER COMMON SHARE - BASIC ............     $     (.01)     $      .74      $     1.22      $     1.69
NET INCOME (LOSS) PER COMMON SHARE - FULLY DILUTED ....     $     (.01)     $      .73      $     1.20      $     1.64
                                                            ----------      ----------      ----------      ----------

FFO PER COMMON SHARE - BASIC ..........................     $      .35      $      .64      $     2.22      $     2.53
FFO PER COMMON SHARE - FULLY DILUTED ..................     $      .34      $      .63      $     2.17      $     2.48
                                                            ----------      ----------      ----------      ----------

Average Common Shares - Basic .........................         22,247          21,794          22,077          21,617
Average Common Shares and OP Units - Basic ............         27,568          27,163          27,419          27,020
Average Common Shares and OP Units - Fully Diluted ....         28,276          27,678          28,002          27,632
                                                            ----------      ----------      ----------      ----------

                       MANUFACTURED HOME COMMUNITIES, INC.
                                   (UNAUDITED)


SELECTED BALANCE SHEET DATA:                             AS OF                AS OF
                                                      DECEMBER 31,         DECEMBER 31,
                                                          2003                 2002
                                                      ------------         ------------
                                                       (amounts in         (amounts in
                                                         000's)               000's)
Total real estate, net.........................       $  1,042,599         $  1,057,909
Cash and cash equivalents......................       $    325,740         $      7,270
Total assets...................................       $  1,473,610         $  1,162,850

Mortgage notes payable.........................       $  1,076,183         $    575,370
Unsecured debt.................................       $        113         $    184,863
Total liabilities..............................       $  1,341,963         $    816,730
Minority interest..............................       $    126,551         $    168,501
Total shareholder's equity.....................       $      5,096         $    177,619

TOTAL SHARES AND OP UNITS OUTSTANDING:                    AS OF               AS OF
                                                      DECEMBER 31,         DECEMBER 31,
                                                          2003                 2002
                                                      ------------         ------------
Total Common Shares Outstanding................         22,563,348           22,093,240
Total Common OP Units Outstanding..............          5,312,387            5,359,927

MANUFACTURED HOME ("COMMUNITY") AND                      AS OF                AS OF
PARK MODEL / RECREATIONAL VEHICLE ("RESORT")          DECEMBER 31,         DECEMBER 31,
     SITE TOTALS:                                         2003                 2002
                                                      ------------         ------------
Community Sites Owned and Operated.............             43,143               43,906
Community Sites Owned in Joint Ventures........              1,521                1,521
Resort Sites Owned and Operated................              7,041                6,155
                                                      ------------         ------------
     TOTAL SITES...............................             51,705               51,582


MANUFACTURED HOME SITE AND                                QUARTERS ENDED                TWELVE MONTHS ENDED
OCCUPANCY AVERAGES:                                  DEC. 31,        DEC. 31,        DEC. 31,        DEC. 31,
                                                       2003            2002            2003            2002
                                                    ----------      ----------      ----------      ----------
Total Sites ...................................         43,143          42,753          43,134          43,627
Occupied Sites ................................         39,016          39,417          39,363          40,467
Occupancy % ...................................           90.4%           92.2%           91.3%           92.8%
Monthly Base Rent Per Site ....................     $   420.71      $   402.34      $   416.89      $   400.82
Core* Monthly Base Rent Per Site ..............     $   425.48      $   405.57      $   421.49      $   401.11

(*) Represents rent per site for properties owned in both periods of comparison.

                       MANUFACTURED HOME COMMUNITIES, INC.
                                   (UNAUDITED)

HOME SALES:                                       QUARTERS ENDED              TWELVE MONTHS ENDED
                                              DEC. 31,       DEC. 31,       DEC. 31,       DEC. 31,
                                                2003           2002           2003           2002
                                             ----------     ----------     ----------     ----------
New Home Sales Volume ..................            151            147            458            420
New Home Sales Gross Revenues ..........     $   10,858     $   10,561     $   33,512     $   30,618
Used Home Sales Volume .................             47             56            189            182
Used Home Sales Gross Revenues .........     $      690     $    1,200     $    3,094     $    2,919
Brokered Home Resale Volume ............            273            227          1,102            986
Brokered Home Resale Revenues, net .....     $      402     $      358     $    1,724     $    1,592



FUNDS AVAILABLE FOR DISTRIBUTION (FAD):                       QUARTERS ENDED             TWELVE MONTHS ENDED
                                                         DEC. 31,       DEC. 31,       DEC. 31,       DEC. 31,
                                                           2003           2002           2003           2002
                                                        ----------     ----------     ----------     ----------
  Funds from operations ...........................     $    9,664     $   17,399     $   60,831     $   68,392
  Non-revenue producing improvements to real
         estate ...................................          3,045          3,680         11,912         11,370
                                                        ----------     ----------     ----------     ----------
     Funds available for distribution .............     $    6,619     $   13,719     $   48,919     $   57,022
                                                        ==========     ==========     ==========     ==========

FAD per Common Share - Basic ......................     $      .24     $      .51     $     1.78     $     2.11
FAD per Common Share - Fully Diluted ..............     $      .23     $      .50     $     1.75     $     2.06
                                                        ----------     ----------     ----------     ----------



         The Company believes that Funds From Operations provide an indicator of its financial performance and is influenced by both the operations of the properties and the capital structure of the Company. FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles ["GAAP"]), before allocation to minority interests, excluding gains (or losses) from sales of property, plus real estate depreciation. The Company computes FFO in accordance with the NAREIT definition, which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REIT's computations. Funds Available for Distribution ("FAD") is defined as FFO less non-revenue producing capital expenditures and amortization payments on mortgage loan principal. The Company believes that FFO and FAD are useful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, they provide investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO and FAD in and of themselves do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indication of the Company's performance or to net cash flows from operating activities as determined by GAAP as a measure of liquidity and are not necessarily indicative of cash available to fund cash needs.